UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 12, 2007
BabyUniverse, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-32577	65-0797093

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1099 18th Street, Suite 1800, Denver, Colorado		80202

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 228-9000
150 South US Highway One, Suite 500, Jupiter, Florida 33477

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Registration Rights Agreement
In connection with the consummation of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), on October 12, 2007, BabyUniverse, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with D. E. Shaw Acquisition Holdings 3, L.L.C. (“Holdings”), Michael J. Wagner, the Chief Executive Officer of the Company, John C. Textor, the Chairman of the Board of the Company, and three entities controlled by Mr. Textor, Wyndcrest BabyUniverse Holdings, LLC, Wyndcrest BabyUniverse Holdings II, LLC and Wyndcrest BabyUniverse Holdings III, LLC.
Pursuant to the terms of the Registration Rights Agreement:
•	Holdings and Mr. Wagner were granted an aggregate of three demand registration rights, with respect to the shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued to them in the Merger, as well as unlimited rights to include such shares in any registration statement filed by the Company of its own volition or at the request of another shareholder having the right to make such a request;

•	Mr. Textor and the three controlled Wyndcrest entities were granted an aggregate of two demand registration rights with respect to the shares of Company Common Stock held by them, as well as unlimited rights to include such shares in any registration statement filed by the Company of its own volition or at the request of another shareholder having the right to make such a request;

•	each of Mr. Textor and the three controlled Wyndcrest entities agreed that such person or entity would not transfer any shares of Company Common Stock, except in connection with the grant of a security interest pursuant to a bona fide lending transaction, during the period ending on the earlier to occur of (i) the second anniversary of the consummation of the Merger and (ii) the receipt by Mr. Wagner and Holdings of an aggregate of $40 million in proceeds from the sale of shares of Company Common Stock. Notwithstanding the foregoing, Mr. Textor and the three controlled Wyndcrest entities will be able to sell shares of Company Common Stock during this restricted period on the following terms: (i) pursuant to the registration rights granted under the Registration Rights Agreement, beginning on or after the first anniversary of the consummation of the Merger; (ii) pursuant to Rule 144 under the Securities Act of 1933 (without giving effect to the provisions of Rule 144(k)), beginning on the date that is six months following the consummation of the Merger; and (iii) in a private sale to a third party, beginning on the date that is six months following the consummation of the Merger, provided that in connection with any such private sale, Mr. Wagner and Holdings have the right to participate in such sale, with the shares to be sold by each participant allocated pro rata based on the number of shares of Company Common Stock owned by each sale participant; and
•	Mr. Textor and the three controlled Wyndcrest entities are entitled to a similar right to participate in certain private sales of shares of Company Common Stock by Mr. Wagner and Holdings.
The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference in its entirety.
Credit Agreement
Immediately following the closing of the Merger, eToys Direct, Inc. (“eToys Direct”), My Twinn, Inc., a wholly owned subsidiary of eToys Direct (“My Twinn”), the Company, PoshTots, Inc., a wholly owned subsidiary of the Company, Dreamtime Baby, Inc., a wholly owned subsidiary of the Company, as co-borrowers (collectively, the “Borrowers”), the guarantors party thereunder and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and lender thereunder, entered into an Amended and Restated Credit Agreement dated as of October 12, 2007 (the “Amended and Restated Credit Agreement”), which amended and restated the existing Credit Agreement dated as of June 29, 2007 among eToys Direct and My Twinn, as co-borrowers, the guarantors party thereunder and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and lender thereunder.
The Amended and Restated Credit Agreement provides for a $25 million revolving commitment (the “Revolving Commitment”). The Revolving Commitment is available for (i) revolving loans to the Borrowers upon satisfaction of certain borrowing base requirements linked primarily to percentage levels of credit card receivables, other receivables, inventory levels, seasonal overadvance amounts, availability blocks and other reserve requirements; (ii) overadvances, so long as the particular overadvance does not continue for more than 30 consecutive days and the overadvance, together with certain other protective advances, does not exceed $2.5 million; (iii) the issuance of letters of credit not to exceed the least of (a) $5 million, (b) the unfunded revolving commitment, and (c) the borrowing base less the aggregate outstanding principal balance of the revolving loans.
     All of the indebtedness and other obligations under the Amended and Restated Credit Agreement is guaranteed by eToys Direct 1, LLC, eToys Direct 2, LLC, eToys Direct 3, LLC, Gift Acquisition, L.L.C. and each subsidiary of the Borrowers and of the other guarantors from time to time (excluding any non-US subsidiary; collectively, the “Guarantors” and, together with the Borrowers, the “Loan Parties”). The obligations of the Loan Parties under the Amended and Restated Credit Agreement are secured by (i) a first priority security interest in substantially all of the existing and future property and assets, including accounts, chattel paper, copyrights, patents, trademarks, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, cash or cash equivalents, letters of credit, letter-of-credit rights and supporting obligations, deposit accounts, commercial tort claims, and assigned contracts and (ii) a first priority pledge of the capital stock of the Loan Parties (excluding the capital stock of the Company).
The interest rates per annum applicable to loans under the Amended and Restated Credit Agreement are, at the option of the Borrowers, equal to either an alternate base rate or an adjusted LIBO rate, plus in each case an applicable margin (such margin is based upon the EBITDA of the Loan Parties for the four fiscal quarters then most recently ended and does not exceed 0.25% for alternate base rate loans and ranges from 1.75% to 2.25% for adjusted LIBO rate loans). The alternate base rate is equal to the greater of (i) the prime rate as announced by JPMorgan Chase Bank (or its successor) or (ii) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System plus 1/2 of 1%. The adjusted LIBO rate is equal to the product of the rate appearing on Reuters Screen LIBOR01 (or on any successor or substitute page or any successor or substitute service) multiplied by a statutory reserve rate.
The Borrowers shall pay a commitment fee which accrues at a rate of 0.375% per annum on the average daily unused amount of the Revolving Commitment. The Borrowers also shall pay fees for the issuance of letters of credit based upon the applicable margins for adjusted LIBO rate loans and other fees identified in the Amended and Restated Credit Agreement.

Subject to exceptions, the Amended and Restated Credit Agreement requires mandatory prepayments of the revolving loans and the posting of cash collateral for outstanding letters of credit from (i)  net cash proceeds received due to any asset disposition (other than sales of inventory or obsolete or worn out property in the ordinary course of business), (ii) net cash proceeds received from the issuance of capital stock by any Loan Party or from any dividend or distribution received by a Loan Party from a person other than a Loan Party and (iii) net cash proceeds derived from extraordinary receipts.
All outstanding loans under the Amended and Restated Credit Agreement are to be repaid on June 29, 2010 or, if earlier, the date on which the revolving commitments are reduced to zero. Additionally, each business day, the administrative agent shall apply all immediately available funds credited to the collection account to the outstanding under the Amended and Restated Credit Agreement and remit all remaining available funds to the primary operating account of the Borrowers.
The Amended and Restated Credit Agreement includes negative covenants (subject to certain exceptions) that restrict or limit, among other things, the ability of any of the Loan Parties: (i) to incur, assume or permit to exist indebtedness and liens; (ii) to engage in fundamental changes and asset sales, investments, loans, advances, guarantees and acquisitions and swap agreements; (iii) to make restricted payments or certain other payments of indebtedness; (iv) to engage in transactions with affiliates; (v) to enter into restrictive agreements; (vi) to amend certain material documents; (vii) to prepay indebtedness; (viii) to enter into sale leasebacks; (ix) to change its corporate name, location or fiscal year; (x) to change its billing, credit or collections policies; (xi) to make equity issuances; or (xii) to release any hazardous materials.
The Amended and Restated Credit Agreement requires the Loan Parties to maintain minimum EBITDA levels and minimum cash levels as described in Sections 6.12 and 6.13 of the Amended and Restated Credit Agreement, respectively.
The Amended and Restated Credit Agreement contains customary representations and warranties, affirmative covenants, events of default and remedies.
The description of the terms of the Credit Agreement is qualified in its entirety by reference to the copy of the Credit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 12, 2007, the Company consummated its previously announced merger transaction (the “Merger”) with eToys Direct, pursuant to that certain Agreement and Plan of Merger, dated as of March 13, 2007, by and among eToys Direct, the Company and Baby Acquisition Sub, Inc., a direct wholly owned subsidiary of the Company, as amended by that First Amendment to Agreement and Plan of Merger, dated as of September 12, 2007, and that Second Amendment to Agreement and Plan of Merger, dated as of September 20, 2007 (as so amended, the “Merger Agreement”).
The Merger was approved by the shareholders of the Company at a Special Meeting of the Company’s Shareholders held on October 12, 2007.
Under the terms of the Merger Agreement, the Company issued to eToys Direct’s stockholders an aggregate of 16,255,089 shares of Company Common Stock. Immediately following the consummation of the Merger, the former eToys Direct stockholders owned approximately 66 2/3% of the combined company on a fully-diluted basis, and the Company shareholders and option holders immediately prior to the Merger owned approximately 33 1/3% of the combined company on a fully-diluted basis, in each case without taking into account the dilutive effect of outstanding options to purchase shares of eToys Direct common stock, which were automatically converted at the effective time of the Merger into options to purchase shares of Company Common Stock. Immediately following the consummation of the Merger, there were 24,141,250 shares of Company Common Stock outstanding.
The issuance of the shares of Company Common Stock to the former stockholders of eToys Direct was registered with the Securities and Exchange Commission on a Registration Statement (the “Registration Statement”) on Form S-4 (Reg. No. 333-143765). Please see the information set forth in the sections of the Registration Statement entitled “Interests of BabyUniverse’s Executive Officers and Directors in the Merger” and “Interests of eToys Direct’s Executive Officers and Directors in the Merger” for a description of the relationships, other than in respect of the Merger, between and among the Company, eToys Direct and their respective officers and directors.
The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. The press release announcing the consummation of the Merger issued on October 15, 2007 is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is hereby incorporated by reference.
Item 5.01 Changes in Control of Registrant.
Reference is made to Item 2.01 of this Current Report on Form 8-K. Immediately following the consummation of the Merger, the former eToys Direct stockholders owned approximately 66 2/3% of the combined company on a fully-diluted basis, and the Company shareholders and option holders immediately prior to the Merger owned approximately 33 1/3% of the combined company on a fully-diluted basis, in each case without taking into account the dilutive effect of outstanding options to purchase shares of eToys Direct common stock, which were automatically converted at the effective time of the Merger into options to purchase shares of Company Common Stock. With respect to the former stockholders of eToys Direct, Holdings owned approximately 66 1/3% of the Company’s outstanding Common Stock immediately following the consummation of the Merger.
In addition, Mr. Wagner, eToys Direct’s Chief Executive Officer, was appointed the Company’s President and Chief Executive Officer effective as of the consummation of the Merger. Also on October 12, 2007, Stuart Goffman, Jonathan Teaford, Curtis Gimson, Bethel Gottlieb, John Nichols and Carl Stork resigned from the Company’s board of directors effective shortly before the consummation of the Merger, and Mr. Wagner, Lauren Krueger, John Schaefer, Edward Ulbrich, Pam Abrams and Frank Rosales were appointed to the Company’s board of directors effective as of the consummation of the Merger. These resignations and appointments were made pursuant to the terms of the Merger Agreement; the Company designated three of the members for appointment to the Company’s board of directors and eToys Direct designated four of the members for appointment to the Company’s board of directors. Mr. Textor, who served as the Company’s Chief Executive Officer prior to the consummation of the Merger, resigned from this position but continues to serve as Chairman of the Company’s board of directors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Reference is made to Item 5.01 of this Current Report on Form 8-K. Pursuant to the terms of the Merger Agreement, Mr. Goffman, Mr. Teaford, Mr. Gimson, Ms. Gottlieb, Mr. Nichols and Mr. Stork resigned from the Company’s board of directors effective shortly before the consummation of the Merger. Also, pursuant to the terms of the Merger Agreement, effective as of the consummation of the Merger, Mr. Textor resigned from his position as the Company’s Chief Executive Officer, Michael Hull resigned from his position as the Company’s Chief Financial Officer, Georgianne Brown resigned from her position as the Company’s President - Mainstream eCommerce, Jonathan Teaford resigned from his position as the Company’s Executive Vice President and John Studdard resigned from his position as the Company’s Executive Vice President — New Media.
(c) Reference is made to Item 5.01 of this Current Report on Form 8-K. In each case effective as of the consummation of the Merger, Mr. Wagner, age 45, was appointed the Company’s President and Chief Executive Officer, and Barry Hollingsworth, age 42, was appointed the Company’s Chief Financial Officer.
Mr. Wagner served as President and Chief Executive Officer of eToys Direct since it was formed in May 2004. He was Senior Vice President and Chief Operating Officer for eToys Direct’s predecessor, KB Online Holdings LLC, from May 2000 until May 2004 and was the Chief Financial Officer of KB Online Holdings, LLC from June 1999 to May 2000. Prior to this, Mr. Wagner held a number of management positions at Consolidated Stores Corporation (now Big Lots) from June 1994 to June 1999, most recently as Vice President of Strategic Planning and Investor Relations. He also served in a number of positions at Value Merchants Inc. from August 1984 to June 1994, most recently as Corporate Controller. A Certified Public Accountant, he holds a bachelor’s degree in accounting from Marquette University.
Mr. Hollingsworth joined eToys Direct in August 2007 as Vice President and Chief Financial Officer. Previously, Mr. Hollingsworth served as Vice President and Chief Financial Officer for Stratos International, where he had also served as Controller, beginning in April 2004. During 2000 to 2003, Mr. Hollingsworth was Director of Finance and Treasury Operations and Director of Investor Relations for Heidrick and Struggles International. Mr. Hollingsworth also served as the Manager of Investor Relations at the Tribune Company from 1994-2000 and has prior experience in accounting positions with Aon Corporation and Blackman Kallick Consulting. Mr. Hollingsworth received his MBA from DePaul University and bachelor’s degree from Northern Illinois University and is a Certified Public Accountant.

eToys Direct is party to a written employment agreement with Mr. Wagner. The agreement provides that Mr. Wagner is entitled to an annual base salary of not less than $250,000, an annual bonus pursuant to eToys Direct’s annual bonus plan and the same health, retirement and other benefits as eToys Direct provides to similarly situated employees. The term of the agreement, as amended in May 2006, expires on January 31, 2008. If Mr. Wagner’s employment is terminated by eToys Direct without “cause” (as defined in the employment agreement), he will be entitled to continue to receive his base salary for a period of 12 months following such termination. In the event that Mr. Wagner voluntarily resigns his employment for “good cause” (as defined in the employment agreement), he will be entitled to continue to receive his base salary for a period of six months following such termination. Mr. Wagner’s employment agreement contains standard confidentiality covenants and subjects Mr. Wagner to standard non-competition and non-solicitation obligations during the term of his employment and for six months thereafter.
Mr. Hollingsworth does not currently have a written employment agreement with either eToys Direct or the Company. Mr. Hollingsworth is entitled to an annual base salary of $200,000 from eToys Direct, an annual bonus pursuant to eToys Direct’s annual bonus plan and the same health, retirement and other benefits as eToys Direct provides to similarly situated employees.
(d) Reference is made to Item 5.01 of this Current Report on Form 8-K. Mr. Wagner, Ms. Krueger, Mr. Schaefer, Mr. Ulbrich, Ms. Abrams and Mr. Rosales were appointed to the Company’s board of directors effective as of the consummation of the Merger to fill the vacancies created as a result of the director resignations described above.
Ms. Krueger was appointed to each of the audit committee, compensation committee and nominating committee of the Company’s board of directors. Mr. Schaefer was appointed to each of the audit committee and compensation committee of the Company’s board of directors. Mr. Rosales was appointed to each of the audit committee and compensation committee of the Company’s board of directors. Mr. Ulbrich was appointed to the nominating committee of the Company’s board of directors. Ms. Abrams was appointed to the nominating committee of the Company’s board of directors.
(e) eToys Direct is also party to written employment agreements with certain of its other executive officers. The terms of these individuals’ agreements are substantially similar to those in Mr. Wagner’s agreement described above, except with respect to their annual base salaries and the amount of severance. In the event of a termination by eToys Direct without “cause,” or by the executive for “good cause,” these individuals are only entitled to continued base salary for a period of six months following such termination. The individuals who are parties to these agreements, as well as their new positions with the Company (effective as of the consummation of the Merger) and annual base salaries, are as follows: (i) Frederick Hurley (Senior Vice President and Chief Merchant, $235,000); (ii) Christopher Cummings (Senior Vice President and Chief Information Officer, $195,000); and (iii) Craig Currie (Vice President, $176,000).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(b) Effective as of the consummation of the Merger, the fiscal year end of the Company was changed from December 31 of each year to the Saturday closest to January 31 of the succeeding calendar year, beginning with the Company’s fiscal year commencing on January 1, 2007. A report covering the transition period, if required, will be filed on a Form 10-Q.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
(1) The audited historical consolidated financial statements of the Company, including the Company’s historical consolidated balance sheets as of December 31, 2005 and 2006 and historical consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2006, were previously filed in Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on September 28, 2007. The Company’s consolidated balance sheet as of June 30, 2007 (unaudited) and consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the six month periods ended June 30, 2006 and 2007 (unaudited), were previously filed in Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on September 28, 2007, and are incorporated herein by reference in their entirety.
(2) The audited historical consolidated financial statements of eToys Direct, including eToys Direct’s historical consolidated balance sheets as of January 28, 2006 and February 3, 2007 and historical consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the three years ended January 29, 2005, January 28, 2006 and

February 3, 2007, were previously filed in Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on September 28, 2007. eToys Direct’s consolidated balance sheets as of August 4, 2007 (unaudited) and consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the six months ended July 29, 2006 and August 4, 2007 (unaudited), were previously filed in Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on September 28, 2007, and are incorporated herein by reference in their entirety.
(b) Pro forma financial information.
The required pro forma financial information as of February 3, 2007 and December 31, 2006 and as of August 4, 2007 and June 30, 2007 and for the year ended February 3, 2007 and December 31, 2006 and for the six months ended August 4, 2007 and June 30, 2007 were previously filed in Amendment No. 3 to the Registration Statement, filed with the Securities and Exchange Commission on September 28, 2007, and are incorporated herein by reference in their entirety.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated as of March 13, 2007, by and among eToys Direct, Inc., BabyUniverse, Inc. and Baby Acquisition Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to BabyUniverse, Inc.’s Current Report on Form 8-K filed on March 16, 2007).

10.1	Registration Rights Agreement, dated as of October 12, 2007, by and among BabyUniverse, Inc., D. E. Shaw Acquisition Holdings 3, L.L.C., Michael J. Wagner, John C. Textor, Wyndcrest BabyUniverse Holdings, LLC, Wyndcrest BabyUniverse Holdings II, LLC and Wyndcrest BabyUniverse Holdings III, LLC.

10.2	Amended and Restated Credit Agreement, dated as of October 12, 2007, by and among eToys Direct, Inc., My Twinn, Inc., BabyUniverse, Inc., PoshTots, Inc., Dreamtime Baby, Inc., as co-borrowers, the guarantors party thereunder and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and lender.

99.1	Press Release announcing the consummation of the Merger issued on October 15, 2007 by BabyUniverse, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABYUNIVERSE, INC.
Date: October 18, 2007	By:	/s/ Barry Hollingsworth
		Name:	Barry Hollingsworth
		Title:	Chief Financial Officer